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                                                                     Exhibit 8.1
                                                               September 3, 1999

ACE Limited
The ACE Building
30 Woodbourne Avenue
Hamilton, HM 08, Bermuda

                    Re:  Merger of CapRe Acquisition Corp.
                         with and into Capital Re Corporation

Ladies and Gentlemen:

     You have requested our opinion, as counsel to ACE Limited, a Cayman Islands company ("ACE"), as to the material United States federal income tax consequences of the merger (the "Merger") of CapRe Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of ACE ("Merger Sub"), with and into Capital Re Corporation, a Delaware corporation ("Capital Re"), pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of June 10, 1999 (the "Merger Agreement"), by and among ACE, Merger Sub and Capital Re. This opinion is being delivered as an exhibit to the registration statement on Form S-4 (the "Registration Statement") filed by ACE with the Securities and Exchange Commission on September 3, 1999 containing the proxy statement of Capital Re and the prospectus of ACE relating to the Merger (the "Proxy Statement/Prospectus"). All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     In delivering this opinion letter, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and the Proxy Statement/Prospectus, representations made by ACE, Capital Re and certain shareholders of Capital Re and such other documents as we have deemed necessary or appropriate to form the basis for the opinions expressed herein. Our opinions are conditioned upon, among other things, the accuracy and completeness, as of the date hereof and as of the Effective Time, of the facts, information, covenants and representations referred to above.

     In rendering our opinions, we also have assumed that the Merger and the transactions related to the Merger or contemplated by the Merger Agreement will be consummated (a) in accordance with the terms of the Merger Agreement and that none of the terms and conditions contained therein has been or will be waived or modified in any respect and (b) as described in the Proxy Statement/Prospectus. Any change in the facts set forth or assumed herein could affect our conclusions. We have not independently verified any factual matters relating to the Merger in connection with or apart from our preparation of this opinion. Consequently, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that subject to the qualifications set forth in the Proxy Statement/Prospectus, the statements set forth in the Proxy Statement/Prospectus under the caption "The Proposed Merger--Material United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     Our opinions are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant judicial and administrative rulings or pronouncements, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

     We are members of the Bar of the State of Illinois and we do not express any opinions herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing this opinion letter as an exhibit to the Proxy Statement/Prospectus and to the use of our name in the Proxy Statement/Prospectus under the captions "The Proposed Merger--Material United States Federal Income Tax Consequences" and "Legal Matters."


                                 Very truly yours,


                                 /s/ MAYER, BROWN & PLATT
                                 -----------------------------------
                                 MAYER, BROWN & PLATT